EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report, dated February 9, 1996, on the financial statements of Transok, Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, included in Tejas Gas Corporation's Form 8-K and to all references to our Firm included in this registration statement.


                                                ARTHUR ANDERSEN LLP

Dallas, Texas
June 18, 1996